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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      June 1, 1998
                                                -----------------------------

                                   BOLLE INC.
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             (Exact name of registrant as specified in its charter)



Delaware                        000-23899                      13-3934135
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State or other               (Commission                    (I.R.S. Employer
jurisdiction                  File Number)                  Identification No.)
of incorporation)



  Suite B-302, 555 Theodore Fremd Avenue, Rye, New York                10580
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     (Address of principal executive offices)                       (Zip code)


Registrant's telephone number, including area code            (914) 967-9400
                                                  -----------------------------


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        (Former name or former address, if changed since last report.)





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ITEM 5.  OTHER EVENTS.

                  (a) On June 1, 1998, (the "Closing Date"), Bolle Inc. (the "Company") completed a private placement (the "Transaction") of its Zero Coupon Convertible Subordinated Notes due May 29, 2002 (the "Note") pursuant to which a Note, dated June 1, 1998, in the aggregate principal amount of $7,000,000 was sold by the Company to one accredited institutional investor, OZ Master Fund, Ltd., pursuant to a Convertible Subordinated Note Purchase Agreement dated as of May 29, 1998 (the "Convertible Subordinated Note Purchase Agreement"). The following description of the Transaction, the Convertible Subordinated Note Purchase Agreement and the Note is not intended to be complete and is qualified in its entirety by the complete texts of the Convertible Subordinated Note Purchase Agreement and the Note set forth in Exhibits 4.1 and 4.2, respectively.

                  The Note does not bear interest and is subordinated to all existing and future Senior Indebtedness of the Company, as defined and as more fully set forth in the Convertible Subordinated Note Purchase Agreement. In addition, the Note may be convertible into shares of common stock of the Company (the "Common Stock") at the option of the holder thereof at any time prior to the maturity date at a conversion price of $5.25 per share, subject to adjustment as set forth in the Convertible Subordinated Note Purchase Agreement.

                  The Company may cause the conversion of the Note at any time following the sixtieth (60th) day after effectiveness of the Registration Statement (as defined below), if the closing price of the Common Stock exceeds $7.0875 per share for 20 consecutive trading days and the shares of Common Stock underlying the Note have been registered under the Securities Act of 1933, as amended.

                  The Company has agreed to use its best efforts to file with the Securities and Exchange Commission (the "SEC") a registration statement (a "Registration Statement") for the shares of Common Stock into which the Notes are convertible and the Additional Shares (as defined below) within sixty (60) days of the Closing Date. A Registration Statement on Form S-1 of the Company was filed with the SEC on June 12, 1998 and declared effective by the SEC on June 19, 1998.

                  The Company is required to redeem the Notes (a) at 108% of the principal amount of the Convertible Notes then being redeemed or repaid, in the event that the Registration Statement has not been declared effective by the SEC within 180 days after the Closing Date in accordance with the provisions of the Convertible Subordinated Note Purchase Agreement, and (b) within 20 days after the date that the Company's Common Stock shall cease to be listed on the NASDAQ National Market, NASDAQ SmallCap Market, NYSE or the AMEX.

                  In the event of an event of default under the Note, the Company may be required to repay the principal amount of the Convertible Notes then outstanding, together with that number of registered shares (not exceeding 360,000) of Common Stock (the "Additional Shares")




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as derived at by multiplying (i) 360,000 by (ii) the principal amount of the
Convertible Note then being repaid divided by 7,000,000.

                  The Company intends to use the proceeds from the sale of the Note for general corporate purposes, including the financing of new advertising, promotions, marketing initiatives and product development.

                  The Company entered into the First Amendment, dated May 29, 1998, to Second Amended and Restated Credit Agreement among the Company and NationsBank, National Association, in its capacity as agent for the lenders, and each of the lenders executing and delivering a signature page thereto (the "Lenders") pursuant to which, among other things, the Credit Agreement was amended to allow the Company to enter into the Transaction.

         (b) On May 28, 1998, the Company entered into a definitive Share Sale Agreement (the "Agreement") with Keith A. Collicoat, Eric H. Collicoat and
Roger H. Gibbons (the "Sellers") to acquire Seventy-Five Percent (75%) of the issued and outstanding shares of Bill Blass Optical Pty Ltd. ("Bill Blass") and its affiliate Parkhurst Oaks Pty. Ltd. for an aggregate purchase price of $9.375 Million Australian Dollars (A$) (approximately US$5.9 Million) comprising of a cash payment at closing of A$5.75 Million (approximately US$3.6 Million) and the issuance of that number of shares of the Company's Common Stock equal to A$3.5 Million (approximately US$2.3 Million). The remaining 25% of the shares of Bill Blass will be retained by the current management team of Bill Blass. The acquisition, if consummated, would also give the Company control over 100% of Bolle Sunglasses Ltd. and Bolle Asia Ltd. Based on an agreed valuation of US$9.30 per share of the Company's stock and the exchange rate of the Australian dollar, the Company has issued to the Sellers 248,387 shares of the Common Stock. In addition, the Agreement provides that in one year from the closing, the Company will be obligated to issue, if required, additional shares of its Common Stock such that the value of the stock held by the Sellers is equal to A$3.5 Million, although in no event will the Company issue additional shares of common stock below US$5.25 per share. The acquisition will close subject to the satisfaction or waiver of certain closing conditions including, but not limited to, the SEC declaring effective the Registration Statement relating to the shares of Common Stock being issued to the Sellers in connection with the Agreement. Bill Blass is the exclusive distribution of Bolle products in Australia, New Zealand and Hong Kong.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS




         (c)      Exhibits:

         4.1 Convertible Subordinated Note Purchase Agreement, dated as of May 29, 1998, between Bolle Inc. and the OZ Master Fund, Ltd.**

         4.2      Form of Subordinated Convertible Note.**

         10.1 Second Amended and Restated Credit Agreement among the Company and NationsBank, National Association, et. al., dated as of March 11, 1998 (the "Credit Agreement").*

         10.2     First Amendment, dated May 29, 1998, to Credit Agreement.**


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*        Incorporated herein by reference to Exhibit 10.23 to the Company's
         Annual Report on Form 10-K for the year ended December 31, 1997.

** Incorporated herein by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on or about June 12, 1998.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 25, 1998
                                             Bolle Inc.

                                             /s/ Ian Ashken
                                             -------------------------------
                                             By: Ian Ashken
                                             Title: Chief Financial Officer





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